SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 24, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

        Item 9. Regulation FD Disclosure.

        Las Vegas Sands, Inc. (LVSI), the parent company of The Venetian Resort Hotel Casino in Las Vegas, Nevada and the Venetian Macau Limited in Macau, China, issued the following statement regarding an announcement that LVSI has reached an agreement in principle to assist the Glasgow Rangers and Sheffield United Football Clubs in the development of gaming facilities in the United Kingdom. This agreement is subject to the successful negotiation of final documentation. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 26, 2004

LAS VEGAS SANDS, INC. By: /s/ Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Vice President - Finance

INDEX TO EXHIBITS

99.1	Press Release, dated March 24, 2004